Exhibit 23 – Consent of Independent
Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form 11-K of City Holding Company 401(k) Plan and Trust for the year ended December 31, 2008, of our report dated June 22, 2009, including its Registration Statement on Form S-8 (File No. 33-62738) dated June 22, 2009, relating to the financial statements and supplemental schedule.

/s/ Gibbons & Kawash

Charleston, West Virginia
June 22, 2009